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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                           DATE OF REPORT: MAY 7, 2003
                        (Date of earliest event reported)

                               THE viaLINK COMPANY
             (Exact name of Registrant as specified in its Charter)


           DELAWARE                          000-21729                       73-1247666
(State or other jurisdiction         (Commission File Number)             (I.R.S. Employer
       of incorporation)                                               Identification Number)
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                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500




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Item 5.  Other Events and Regulation FD Disclosure

The viaLink Company (OTCBB: VLNK), the leading provider of data synchronization and scan based trading services to the CPG and Retail industries, will announce its first quarter 2003 results on May 14, 2003.

viaLink Chief Executive Officer Bob Noe and Chief Financial Officer Brian Carter will host an investor conference call the same day at 4:30 p.m. Eastern Standard
Time, to review the company's results. The call will be broadcast live over the Internet and can be accessed by visiting www.vialink.com. For those who are not able to listen to the live broadcast, the conference call will be archived for 30 days and accessed through www.vialink.com.

The company's annual meeting will also be held this month in Dallas. The meeting will take place in the Westin Galleria hotel at 2 p.m. on May 19, 2003.

The viaLink Company (OTCBB: VLNK) provides advanced e-commerce services to the CPG and Retail industries. We help progressive suppliers, distributors and retailers improve their supply chain efficiency, increase sales and serve their customers more effectively. For more information about viaLink's data synchronization, scan based trading, supply chain visibility and UCCnet registry and publication solutions, call (972) 934-5500 or visit viaLink's website:
www.vialink.com.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     The viaLink Company

Date: May 7, 2003                    By:  /s/ Brian Carter
                                          Brian Carter
                                          Vice President and Chief
                                          Financial Officer